Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”), dated as of September 10, 2021, is entered into by and among THE DIXIE GROUP, a Tennessee corporation (“Dixie”), TDG OPERATIONS, LLC, a Georgia limited liability company (“TDG” and together with Dixie, collectively, “Borrower”), FIFTH THIRD BANK, NATIONAL ASSOCIATION, a national banking association, as the Agent, L/C Issuer and Swing Line Lender (“Agent”), and the other Lenders from time to time party to the Agreement (as defined below) (“Lenders”).
BACKGROUND

A.Borrower, Agent and Lenders entered into that certain Credit Agreement dated as of October 30, 2020 (as may be amended, modified, extended, or restated from time to time, the “Agreement”), pursuant to which Agent and Lenders extended certain financing arrangements to Borrower. Borrower, Agent and Lenders entered into that certain Guaranty and Security Agreement dated as of October 30, 2020 (as may be amended, modified, extended, or restated from time to time, the “Security Agreement”), pursuant to which Borrower granted to Agent and the Lenders a Lien and security interest in the Collateral (as defined in the Security Agreement).
B.The parties hereto have agreed to modify the terms and conditions of the Agreement as more fully set forth herein.

C.Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

NOW THEREFORE, in consideration of the terms, conditions and covenants set forth below, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, promise and agree as follows:
1.Amendment to Section 2.5 (LIBOR Provisions). Section 2.5 of the Agreement is hereby amended by deleting subsection (b) thereto and replacing it with the following:
(b)Inability to Determine LIBOR.
(i)Temporary Inability to Determine LIBOR. In the event, prior to commencement of any Interest Period relating to a LIBOR Loan, Agent shall determine or be notified by Required Lenders that: (A) deposits in Dollars (in the applicable amounts) are not being offered to it in the London Interbank Offered Rate market for such Interest Period, (B) by reason of circumstances affecting the London Interbank Offered Rate Market adequate and reasonable methods do not exist for ascertaining LIBOR, (C) LIBOR as determined by Agent will not adequately and fairly reflect the cost to Lenders of funding the LIBOR Loans for such Interest Period, or (D) the making or funding of LIBOR Loans become impracticable; then, Agent shall promptly provide notice of such determination to Borrower and Lenders (which shall be conclusive and binding on Borrower and Lenders), and (x) any request for a LIBOR Loan or for a conversion to or continuation of a LIBOR Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (y) each LIBOR Loan will automatically, on the last day of the then-current Interest Period relating thereto, become a Base Rate Loan, and (z) the obligations of Lenders to make LIBOR Loans shall be suspended until Agent or Required Lenders determine that the circumstances

{9829638:2 }

Classification: Internal Use

giving rise to such suspension no longer exist, in which event Agent shall so notify Borrower and Lenders.
(ii)Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section):
(A)Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA“), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1- month, 3-month, 6-month, and 12-month USD LIBOR tenor settings. On the earlier of (1) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (2) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR or Daily Compounded SOFR, all interest payments will be payable on a monthly basis.
(B)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to, or continuation of Loans to be made, converted, or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rate.

2

{9829638:2 }

Classification: Internal Use

(C)Term SOFR Reversion. Upon the occurrence of a Term SOFR Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date a Term SOFR Notice is provided to Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(D)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(E)Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrower and Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision, or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.
(F)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (2) Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
(G)Definitions.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then- current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

3

{9829638:2 }

Classification: Internal Use

“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Section titled “Benchmark Replacement Setting,” then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)For purposes of clause (ii)(A) of this Section, the first alternative set forth below that can be determined by Agent:
(a)the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-month’s duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;
(b)the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section;
provided that if the Borrower has a Swap Contract in effect with respect to all or part of the Loan, in order to more closely align the floating interest rate under the Loan with the floating rate option under the Swap Contract, and giving due consideration to evolving standards and market practice, Agent and Borrower may agree to replace the Benchmark Replacement in paragraph (b) of this definition with the sum of (i) Daily Compounded SOFR and (ii) the spread adjustment that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions; provided further that, in such event, Agent shall provide written notice of such election to the Lenders prior to the replacement of USD LIBOR under clause (a) of this Section; and
(2)For purposes of clause (ii)(B) of this Section, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
(3)For purposes of clause (ii)(C) of this Section, the “Benchmark Replacement” shall revert to and shall mean the Benchmark Replacement set forth in paragraph (ii)(A) in respect of any subsequent Benchmark setting.
Notwithstanding anything to the contrary herein, if the Benchmark Replacement as determined pursuant to any clause in this definition would be less than the Floor, the Benchmark Replacement will be

4

{9829638:2 }

Classification: Internal Use

deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Further, if the Benchmark interest rate to be replaced is rounded upwards to the next 1/8th of 1% under the terms of this Agreement or any Loan Document, the Benchmark Replacement shall also be rounded up to the next 1/8th; provided further that this provision governing rounding shall not apply if Borrower has a Swap Contract in effect with respect to all or part of Loan.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods or observation shifts, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark, or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Daily Compounded SOFR” means, for any day, SOFR, with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which may include compounding in arrears with a lookback or observation shift) being established by Agent in

5

{9829638:2 }

Classification: Internal Use

accordance with a methodology and the conventions for this rate recommended (x) by the Relevant Governmental Body for determining “Daily Compounded SOFR” for syndicated credit facilities or (y) by reference to the ISDA Definitions for derivatives comparable to any applicable Swap Contract; provided, that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated credit facilities; provided, that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to Lenders, so long as Agent has not received, by 5:00 p.m. (New York City Time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” means the occurrence of:
(1)a notification by Agent to (or the request by Borrower to Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such credit facilities are identified in such notice and are publicly available for review), and
(2)the joint election by Agent and Borrower to trigger a fallback from USD LIBOR and the provision by Agent of written notice of such election to Lenders.
“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent (1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that: (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such a rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of quotations for such day on such transactions received by Agent from three federal funds brokers of

6

{9829638:2 }

Classification: Internal Use

recognized standing selected by Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment, or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by Agent to Lenders and Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by Agent that
(a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement that is not Term SOFR.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.
(H)Limitation of Liability. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, or any other matter related to LIBOR or any alternative, successor, or replacement rate, including, without limitation, the implementation of any Benchmark Replacement

7

{9829638:2 }

Classification: Internal Use

or any Benchmark Replacement Conforming Changes or whether the composition or characteristics of any alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.
2.Consent and Waiver.
(a)Borrower has advised Agent that Borrower desires to open a deposit account with Equipment Term Loan Lender to hold cash collateral for Equipment Term Loan Lender (the “Cash Collateral Account”). The Cash Collateral Account is currently prohibited by Sections 5.2, 5.7(d) and Annex B subsection (c) of the Agreement. Borrower has requested that Agent consent to the Cash Collateral Account and waive certain restrictions contained in the Agreement in connection therewith. Subject to the terms and conditions of this Amendment, Agent hereby consents to the Cash Collateral Account and waives the restrictions contained in Sections 5.2(e), 5.7(d) and Annex B subsection (c) of the Agreement; provided that the amount of cash collateral in the Cash Collateral Account shall not exceed $2,134,000.00 at any given time. Borrower hereby accepts such consent and waiver subject to the terms and conditions of this Amendment. The consent and waiver contained herein is a one-time consent and waiver related specifically to the Cash Collateral Account and shall not constitute a course of conduct or imply a future waiver of any provision of the Agreement or the other Loan Documents. Except as otherwise waived hereunder, nothing contained in this Amendment shall in any way constitute or be construed as a waiver by Agent or any of the Lenders of any of the rights and remedies available under the Agreement or the other Loan Documents, or applicable law, or be deemed to constitute or create a course of dealing between Borrower and Lenders that may obligate or restrict Lenders in any manner with respect to their future and current dealings with Borrower.
(b)Borrower has further advised Agent of its desire to sell certain assets used or held for use in connection with the Atlas/Masland commercial flooring products business (the “Transaction”). Borrower has requested that Agent consent to, release and waive any and all restrictions contained in the Agreement in connection therewith and agrees to release any security interest in the assets sold as part the Transaction. Subject to the terms and conditions of this Amendment, Agent hereby consents to the Transaction and waives any and all restrictions contained in the Agreement; provided that (i) the Transaction is for fair market value and a mandatory prepayment in the amount of net proceeds of the Transaction is made pursuant to the terms of Section 2.2(b) of the Agreement, (ii) Borrower provides (A) form final draft copies of all acquisition documents related to the Transaction (which shall be in form and substance reasonably satisfactory to Agent) prior to the consummation of the Transaction and (B) executed copies of the all acquisition documents related to the Transaction (which shall be in form and substance satisfactory to Agent) within five (5) Business Days following the consummation of the Transaction, and (iii) Borrower resubmits an updated Borrowing Base Certificate to Agent after giving effect to the Transaction within ten (10) Business Days of the consummation of the Transaction. Borrower hereby accepts such consent and waiver subject to the terms and conditions of this Amendment. The consent and waiver contained herein is a one-time consent and waiver related specifically to the Transaction, and shall not constitute a course of conduct or imply a future waiver of any provision of the Agreement or the other Loan Documents. Except as otherwise waived hereunder, nothing contained in this Amendment shall in any way constitute or be construed as a waiver by Agent or any of the Lenders of any of the rights and remedies available under the Agreement or the other Loan Documents, or applicable law, or be

8

{9829638:2 }

Classification: Internal Use

deemed to constitute or create a course of dealing between Borrower and Lenders that may obligate or restrict Lenders in any manner with respect to their future and current dealings with Borrower.
3.Fees and Expenses. Borrower shall reimburse Agent for all reasonable and documented out of pocket costs and expenses incurred in connection with this Amendment, including, without limitation, attorneys’ fees.
4.Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent (each of such documents and/or actions to be in form and substance acceptable to Agent in its sole discretion):
(a)Execution and delivery of this Amendment by all parties hereto;
(b)Borrower shall have paid any and all out-of-pocket costs, fees and expenses of Agent (including attorneys’ fees) in connection with this Amendment; and
(c)Agent shall have received such other and further documentation as Agent may reasonably deem necessary or appropriate to accomplish the terms set forth herein.
5.Representations and Warranties. Borrower hereby represents and warrants to Agent that (a) Borrower has the legal power and authority to execute and deliver this Amendment, (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provisions of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower, (d) this Amendment constitutes a valid and binding obligation upon Borrower in every respect, (e) no event or condition which has had a Material Adverse Effect as to Borrower has occurred from the Closing Date to the date hereof, and (f) upon the effectiveness of this Amendment, no Default or Event of Default is outstanding under the Agreement.
6.Governing Law; Use of Terms Etc. Except as previously amended or as herein specifically amended, directly or by reference, all of the terms and conditions set forth in the Agreement are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. The Agreement and all other Loan Documents shall remain in full force and effect in all respects as if the unpaid balance of the principal outstanding, together with interest accrued thereon, had originally been payable and secured as provided for therein, as amended from time to time and as modified by this Amendment. Nothing herein shall affect or impair any rights and powers which Agent may have under the Agreement and any and all related Loan Documents.
7.No Set Offs Etc. Borrower hereby declares that it has no set offs, counterclaims or defenses against Agent or any Lender arising out of the Agreement or any related loan documents, and to the extent any such set offs, counterclaims or defenses may exist, whether known or unknown, such items are hereby waived by Borrower.
8.Confirmation of Security Interests. Borrower confirms and agrees that all prior security interests and liens granted to Agent in all existing and future assets of Borrower remains unimpaired and in full force and effect and shall continue to cover and secure all Obligations. Borrower further confirms and represents that all of the collateral of Borrower remains free and clear of all liens other than those in favor of Agent, or as otherwise permitted in the Agreement. Nothing contained herein is intended to in any way

9

{9829638:2 }

Classification: Internal Use

impair or limit the validity, priority or extent of Agent’s security interest in and liens upon the collateral of Borrower.
9.Obligations Absolute. Borrower covenants and agrees (a) to pay the balance of any principal, together with all accrued interest, as specified above in connection with any promissory note executed and evidencing any indebtedness incurred in connection with the Agreement, as modified by this Amendment pursuant to the terms set forth therein, and (b) to perform and observe covenants, agreements, stipulations and conditions on its part to be performed hereunder or under the Agreement and all other documents executed in connection herewith or thereof.
10.Release. EACH BORROWER HEREBY RELEASES, WAIVES AND FOREVER RELINQUISHES ALL CLAIMS, DEMANDS, OBLIGATIONS, LIABILITIES AND CAUSES OF ACTION OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY SO-CALLED “LENDER LIABILITY” CLAIMS OR DEFENSES WHICH EITHER PARTY HAS, MAY HAVE, OR MIGHT ASSERT NOW OR IN THE FUTURE AGAINST AGENT, LENDERS AND/OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, SUCCESSORS, AND ASSIGNS (INDIVIDUALLY, A “RELEASEE” AND COLLECTIVELY, THE “RELEASEES”), DIRECTLY OR INDIRECTLY, ARISING OUT OF, BASED UPON, OR IN ANY MANNER CONNECTED WITH (A) ANY TRANSACTION, EVENT, CIRCUMSTANCE, ACTION, FAILURE TO ACT, OR OCCURRENCE OF ANY SORT OR TYPE, WHETHER KNOWN OR UNKNOWN, WHICH OCCURRED, EXISTED, OR WAS TAKEN OR PERMITTED PRIOR TO THE EXECUTION OF THIS AMENDMENT WITH RESPECT TO THE OBLIGATIONS, THE AGREEMENT, THE OTHER DOCUMENTS, OR THE ADMINISTRATION THEREOF, (B) ANY DISCUSSIONS, COMMITMENTS, NEGOTIATIONS, CONVERSATIONS, OR COMMUNICATIONS WITH RESPECT TO THE OBLIGATIONS OR (C) ANY THING OR MATTER RELATED TO ANY OF THE FOREGOING PRIOR TO THE EXECUTION OF THIS AMENDMENT. THE INCLUSION OF THIS PARAGRAPH IN THIS AMENDMENT AND THE EXECUTION OF THIS AMENDMENT BY AGENT DOES NOT CONSTITUTE AN ACKNOWLEDGMENT OR ADMISSION BY AGENT OR ANY LENDER OF LIABILITY FOR ANY MATTER, OR A PRECEDENT UPON WHICH ANY LIABILITY MAY BE ASSERTED.
11.Non-Waiver. This Amendment does not obligate Agent or any Lender to agree to any other modification of the Agreement nor does it constitute a course of conduct or dealing on behalf of Agent or any Lender or a waiver of any other rights or remedies of Agent or any Lender. No omission or delay by Agent or any Lender in exercising any right or power under the Agreement, this Amendment or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified.
12.Incorporation. This Amendment is incorporated by reference into, and made part of, the Agreement which, except as expressly modified herein, remains in full force and effect in accordance with its terms.
13.No Modification. No modification of this Amendment or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
14.Headings. The headings of any section or paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.

10

{9829638:2 }

Classification: Internal Use

15.Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
16.Severability. The provisions of this Amendment are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.
17.Counterparts; Electronic Signature. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature by facsimile or email shall have the same force and effect as an original signature hereto.
18.Jury Waiver. THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, ANY OF THE LOAN DOCUMENTS, ANY DOCUMENT DELIVERED HEREUNDER OR IN CONNECTION HEREWITH, OR ANY TRANSACTION ARISING FROM OR CONNECTED TO ANY OF THE FOREGOING. THE PARTIES REPRESENT THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.
[Signature pages follow]

11

{9829638:2 }

Classification: Internal Use

IN WITNESS WHEREOF, Borrower, Agent and Lenders have executed this Amendment as of the date first written above.

BORROWER:

THE DIXIE GROUP, INC.,
                         a Tennessee corporation
                         By: /s/ Allen Danzey
                         Name: Allen Danzey
                         Title: Chief Financial Officer

TDG OPERATIONS, LLC,
                         a Georgia limited liability company
                         By: /s/ Allen Danzey
                         Name: Allen Danzey
                         Title: President and Chief Manager

Signature Page to First Amendment to Credit Agreement

AGENT:

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
a national banking association

By: /s/ William Kane
Name: William Kane Title: Vice President